Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 10, 2007, in Amendment No. 1 to the Registration Statement (Form F-1) and related Prospectus of CGEN Digital Media Company Limited dated November 23, 2007.

/s/ Ernst & Young Hua Ming

Shanghai, People’s Republic of China

November 23, 2007